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                                                                      EXHIBIT 11

                      SUNRISE MEDICAL INC. AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

        Fiscal Years Ended June 27, 1997, June 28, 1996 and June 30, 1995

                    (In thousands, except per share amounts)

                                            1997           1996           1995
                                            ----           ----           ----

PRIMARY EARNINGS PER SHARE:

Net income (loss)                          $10,569       $(40,867)      $19,471

Weighted average number of shares:
   Shares issued                            19,075         18,810        18,290
   Stock options                               121             --           529
                                           -------       --------       -------
      Total                                 19,196         18,810        18,819
                                           -------       --------       -------

Net income (loss) per share                $  0.55       $  (2.17)      $  1.03
                                           -------       --------       -------
                                           -------       --------       -------


FULLY DILUTED EARNINGS PER SHARE:

Net income (loss)                          $10,569       $(40,867)      $19,471

Weighted average number of shares:
    Shares issued                           19,075          8,810        18,290
    Stock options                              136             --           595
                                           -------       --------       -------
        Total                               19,211         18,810        18,885
                                           -------       --------       -------

Net income (loss) per share                $  0.55       $  (2.17)      $  1.03
                                           -------       --------       -------
                                           -------       --------       -------